EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in this Annual
Report on Form 10-K of First Keystone Corporation of our report dated January 9, 1998, included in the 1997 Annual Report to Stockholders of First Keystone Corporation.






                                /s/ J. H. Williams & Co., LLP
March 24,  1998            J. H. Williams & Co., LLP
Kingston, Pennsylvania          Certified Public Accountants